EXHIBIT 5.1

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NEW YORK 10022-0123

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(212) 603-6300

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FAX (212) 956-2164

July 13, 2016

xG Technology, Inc.

240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236

Ladies and Gentlemen:

We have acted as counsel to xG Technology, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-212254), as amended through the date hereof (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering of up to $5,750,000 of Units (the “Units”), including Units issuable upon the exercise of an option granted by the Company to the underwriters to purchase additional Units. Each Unit consists of (i) one share (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) 1.25 of a Warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”).

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the Certificate of Incorporation of the Company, as amended to date, (b) the By-laws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York, and the Delaware General Corporation Law (the "DGCL"). Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America, the laws of the State of New York, and the DGCL.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Units, the Shares and the Warrant Shares, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement will be validly issued, fully paid and non-assessable

The opinions expressed herein are subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.